SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                                February 13, 1996
                                 Date of Report





                                 TRIBUNE COMPANY
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)



        1-8572                                             36-1880355
(Commission File Number)                       (IRS Employer Identification No.)


435 North Michigan Avenue, Chicago, Illinois                            60611
 (Address of principal executive offices)                             (Zip Code)


        Registrant's telephone number, including area code (312) 222-9100


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Item 5.        Other Events

          On January 29, 1996, Tribune Company announced that it had reached agreement to acquire Educational Publishing Corporation from Brentwood Associates for $200 million in cash. Educational Publishing is a developer, publisher and marketer of supplemental education and innovative curriculum materials for early childhood through high school. The transaction is expected to be completed in the first quarter of 1996.

          On February 5, 1996, Tribune announced that it had reached agreement to acquire NTC Publishing Group for $82 million in cash. NTC is a publisher of educationally oriented materials for the school and consumer markets. The transaction is also expected to be completed in the first quarter of 1996.



Item 7.        (c) Exhibits


          99.1   Press release issued by Tribune Company on January 29, 1996.

          99.2   Press release issued by Tribune Company on February 5, 1996.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                 TRIBUNE COMPANY




                                 By /s/ R. Mark Mallory
                                    -------------------
                                    R. Mark Mallory
                                    Vice President and Controller


February 13, 1996

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



                                  EXHIBIT INDEX



Exhibit No.         Exhibit Description


99.1                Press release issued by Tribune Company on January 29, 1996.

99.2                Press release issued by Tribune Company on February 5, 1996.



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